Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE
Chris Krueger
Chief Business Officer
Ardea Biosciences, Inc.
(760) 602-9406
ARDEA BIOSCIENCES ANNOUNCES $40 MILLION PRIVATE PLACEMENT
CARLSBAD, CA, December 20, 2007 — Ardea Biosciences, Inc. (Nasdaq: RDEA), a company focused on the discovery and development of small-molecule therapeutics for the treatment of viral diseases, cancer and inflammatory diseases, today announced that it has entered into a securities purchase agreement with certain institutional investors to raise approximately $40 million from the private placement of approximately 3.0 million newly issued shares of its common stock at a price of $13.25 per share. Subject to the satisfaction of customary closing conditions, the financing is expected to close on or about December 21, 2007.
Piper Jaffray & Co. acted as lead placement agent for this offering, with Cowen and Company and Oppenheimer & Co. Inc. acting as co-placement agents.
The shares of Ardea’s common stock to be sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. The shares were offered and will be sold only to a limited number of accredited investors. Ardea has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy Ardea’s common stock.
About Ardea Biosciences, Inc.
Ardea Biosciences is focused on the discovery and development of small-molecule therapeutics for the treatment of viral diseases, cancer and inflammatory diseases. The Company plans to have active development programs with four new chemical entities (NCEs) in the clinic for three distinct indications by early 2008, with an additional one-to-two indications in inflammatory diseases planned for the first half of 2008.
Ardea’s most advanced clinical development programs include: RDEA806, the Company’s lead non-nucleoside reverse transcriptase inhibitor (NNRTI) for the treatment of HIV, which is expected to enter a Phase 2a clinical trial in the fourth quarter of 2007; RDEA119, a mitogen-activated ERK kinase (MEK) inhibitor for the treatment of cancer and inflammatory diseases, which is in a Phase 1 clinical trial in advanced cancer patients; RDEA806 for gout, which is expected to enter a Phase 2 efficacy trial in the first half of 2008. Ardea also is developing a next-generation NNRTI and a next-generation MEK inhibitor, both of which are scheduled to enter first-in-human studies in early 2008.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the private placement, the expected closing of the private placement and Ardea’s goals, including its goal of having active development programs with four new chemical entities (NCEs) in the clinic for three distinct indications by early 2008, with an additional one-to-two indications in inflammatory diseases in the first half of 2008, the expected properties and benefits of its compounds and the results of clinical and other studies. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “goal” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Ardea that any future events will occur. There are a number of important factors that could cause Ardea’s results to differ materially from those indicated by these forward-looking statements, including risks associated with the satisfaction of the closing conditions to the closing of the private placement and the risks and uncertainties described more fully in Ardea’s most recently filed SEC documents, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, under the headings “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Ardea undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
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